Exhibit 16.1

LETTER FROM GRANT THORNTON LLP

TO THE SECURITIES AND EXCHANGE COMMISSION

DATED JANUARY 28, 2015

Exhibit 16.1

Grant Thornton LLP
211 N Robinson, Suite 1200
Oklahoma City, OK 73102-7148

T 405.218.2800
F 405.218.2801
January 28, 2015	www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

11100 F Street, NE

Washington, DC 20549

Re: American Energy Capital Partners, LP

File No. 333-192852

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Energy Capital Partners, LP dated January 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP